Exhibit 99.1
STONE ENERGY CORPORATION
Announces SEC Inquiry
LAFAYETTE, LA. November 10, 2005
     Stone Energy Corporation (NYSE: SGY) announced today it received notice that the staff of the United States Securities and Exchange Commission (“SEC”) is conducting an informal inquiry into the revision of proved hydrocarbon reserves as announced in Stone’s October 6, 2005 press release and the financial statement restatement as announced in its November 8, 2005 press release. Stone intends to cooperate fully with this inquiry.
     Stone Energy is an independent oil and gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition and subsequent exploration, development, operation and production of oil and gas properties located in the conventional shelf of the Gulf of Mexico (GOM), deep shelf of the GOM, deep water of the GOM, Rocky Mountain basins and the Williston Basin. For additional information, please contact Kenneth H. Beer, Senior Vice President and Chief Financial Officer, at 337-521-2210-phone, 337-237-0426-fax or via e-mail at CFO@StoneEnergy.com.